                                                                    EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Jack in the Box Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-67450, 33-54602, 33-51490, 333-85669, 333-26781, and 333-115619) on Form S-8
of Jack in the Box Inc. of our report dated December 15, 2004 relating to the consolidated balance sheets of Jack in the Box Inc. and subsidiaries as of October 3, 2004 and September 28, 2003, and the related consolidated statements of earnings, cash flows, and stockholders' equity for the fifty-three weeks ended October 3, 2004 and fifty-two weeks ended September 28, 2003 and September 29, 2002, which report appears in the October 3, 2004 annual report on Form 10-K of Jack in the Box Inc. and subsidiaries.

As discussed in Note 3 of the notes to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Accounting for Goodwill and Other Intangible Assets, and, accordingly, changed its method of accounting for goodwill in 2003.

As discussed in Note 1 of the notes to the consolidated financial statements, the consolidated financial statements have been restated for the fifty-two weeks ended September 28, 2003 and September 29, 2002.

                                    KPMG LLP

San Diego, California
December 15, 2004